UNITED STATES
SECURITIES AND EXCHANGE  COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)      Jult 1, 2016

                                                 HICKOK INCORPORATED
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	0-147 (Commission File Number)	34-0288470 (IRS Employer Identification No.)

    10514 Dupont Avenue      Cleveland, Ohio                                                                                44108
    (Address of principal executive offices)                                                                             (Zip Code)

Registrant's telephone number, including area code         (216) 541-8060

                                                      Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  2.01Completion of Acquisition or Disposition of Assets

Acquisition of Federal Hose Manufacturing LLC

On July 1, 2016, Hickok Incorporated (the "Company" or "Hickok") completed its acquisition of Federal Hose Manufacturing LLC, an Ohio limited liability company ("Federal Hose") through the merger of Federal Hose with and into Federal Hose Merger Sub, Inc. ("Hickok Merger Sub"), a wholly owned subsidiary of the Company, with Federal Hose surviving the merger.

As previously reported on the Company's Form 8-K filed with the Securities and Exchange Commission (the "SEC") on January 12, 2016, the Company and Hickok Merger Sub entered into an Agreement and Plan of Merger (the "Merger Agreement") with First Francis Company Inc., an Ohio corporation and owner of Federal Hose ("First Francis"), Federal Hose, and Mr. Edward Crawford and Mr. Matthew Crawford, each of whom are the shareholders of First Francis.

Pursuant to the terms of the Merger Agreement, the consummation of the transaction depended upon the satisfaction or waiver of a number of certain customary closing conditions and the approval of the Company's shareholders. All of these conditions were satisfied and the merger was completed on July 1, 2016.

In accordance with the Merger Agreement, the Company issued 911,250 validly issued, fully paid and non-assessable Class A Common Shares, without par value, and 303,750 validly issued, fully paidand non-assessable Class B Common Shares, without par value, to First Francis as consideration at the closing of the merger. There were no underwriting discounts or commissions in connection with the issuance, as no underwriters were used to facilitate the acquisition. The shares were not registered under the Securities Act of 1933, as amended (the "Securities Act") in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Company also issued to First Francis a promissory note in the principal amount of $2,768,662 and a promissory note in the principal amount of $2,000,000, each of which is secured by all of the assets of Hickok and certain of its subsidiaries, bears interest at a rate of 4.0% per annum, is amortized over a ten year period, and will be fully due six years after the issue date. These promissory notes contain customary provisions regarding acceleration of the Company's obligations as a result of an event of default.

Edward Crawford and Matthew Crawford serve on the Board of Directors of the Company. Matthew Crawford is the son of Edward Crawford. The consideration to be paid in connection with this transaction was determined by negotiation between the parties and was approved by the unaffiliated Directors of the Company.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC on January 12, 2016, and is incorporated herein by reference.

A copy of the press release announcing the completion of the Merger is filed as Exhibit 99.1 to this report.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure under Item 2.01 of this current report on Form 8-K is also responsive to Item 2.03 and is incorporated in this Item 2.03 by reference.

Item 3.02  Unregistered Sales of Equity Securities

The disclosure under Item 2.01 of this current report on Form 8-K is also responsive to Item 3.02 and is incorporated in this Item 3.02 by reference.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

The following financial statements are included with this report by reference to the Company's definitive Proxy Statement on Schedule 14A filed with the SEC on May 9, 2016:

   ·               Audited Financial Statements of the operations of Federal Hose Business for the fiscal years ended December 31, 2015 and 2014;

Any additional required financial statements will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

b)	Pro Forma Financial Information.

  The following unaudited pro forma financial information is included with this report by reference to the Company's definitive Proxy Statement on Schedule 14A filed with the SEC on May 9, 2016:

   ·     Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2015;

   ·     Unaudited Pro Forma Consolidated Statement of Income for the twelve months ended September 30, 2015;

   ·      Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2015;

   ·      Unaudited Pro Forma Consolidated Statement of Income for the three months ended December 31, 2015;

Any additional required pro forma financial information will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days following the date that this Current Report on Form 8-K is required to be filed.

(d)	Exhibits

Exhibit No.	Description of Exhibits
99.1	Press Release dated July 7, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HICKOK INCORPORATED

Date: July 7, 2016	/s/ Robert L. Bauman
Name: Robert L. Bauman
Its: President and Chief Executive Officer >

Exhibit Index

Exhibit No.	Description of Exhibits
99.1	Press Release dated July 7, 2016.